As filed with the Securities and Exchange Commission on December 19, 1997 Registration No.
===============================================================================

                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549
                                    ----------------------
                                         FORM S-8/S-3
                                 REGISTRATION STATEMENT UNDER
                                  THE SECURITIES ACT OF 1933
                                    ----------------------
                                        OUT-TAKES, INC.
                    (Exact name of registrant as specified in its charter)
             Delaware                                                95-4363944
       (State or other jurisdiction of                         (I.R.S. Employer
       incorporation or organization)                        identification No.)
                                1419 Peerless Place, Suite 116
                                 Los Angeles, California 90035
                                        (310) 788-9440
                 (Address,  including zip code, and telephone number,  including area code, of registrant's principal executive offices)
                                    ----------------------
            OUT-TAKES, INC. AMENDED AND RESTATED 1992 EMPLOYEE STOCK OPTION PLAN
                                   (Full Title of the Plan)
                                    ----------------------
                                      Michael C. Roubicek
                                1419 Peerless Place, Suite 116
                                 Los Angeles, California 90035
                                        (310) 788-9440
                       (Name, address, including zip code, and telephone
                      number, including area code, of agent for service)
                                    ----------------------
                                          Copies to:
                                     Hillel T. Cohn, Esq.
                                      Graham & James LLP
                             801 South Figueroa Street, Suite 1400
                                 Los Angeles, California 90017
                                        (213) 624-2500
                                    ----------------------
            Approximate date of commencement of proposed sale to the public:
       From time to time after the effective date of this Registration Statement

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

                                CALCULATION OF REGISTRATION FEE

Title of Each Class of SecuritiesAmount to be      Proposed       Proposed Maximum     Amount of
          Registered             Registered(1) Offering Price PerAggregate Offering Registration Fee

                                                   Share(2)           Price(3)
Stock Options                    1,586,786    $  --              $    --            $  --
Common Stock, $.01 par value     1,586,786    $0.078125          $123,967.66        $36.57(2)
Common Stock, $.01 par value     1,586,786(4) $0.078125          $123,967.66        $  -- (5)
Total                                                                                $36.57
===============================  ============ ================== ================== ================

(1) Represents the maximum amount of shares issuable as of the date of this registration statement. If the amount of issuable shares increases after the filing of this statement, Registrant will amend this statement and pay an additional registration fee, if required.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Calculated in accordance with Rule 457(h)(1) on the basis of the average of the high and low bid prices for the Common Stock on the OTC-
      Bulletin BoardSM on December 17, 1997.
(4) Represents the same shares described on the line above, which may be resold by the holders of options issued or issuable under the Out-Takes, Inc. Amended and Restated 1992 Employee Stock Option Plan.
(5) Pursuant to Rule 457(h)(3), no additional fee is payable since these shares, which may be offered for resale, are the same shares being registered hereby upon their initial issuance pursuant to the Out-Takes, Inc. Amended and Restated 1992 Employee Stock Option Plan.

                                   OUT-TAKES, INC.

                Cross-Reference Sheet Showing Location in Prospectus
                    of Information Required by Items of Form S-3


          Form S-3 Registration Statement
                  Item and Heading                 Heading in Prospectus
 1. Forepart of the Registration Statement and Outside
    Front Cover Page of Prospectus.......... Facing Page; Cross Reference Sheet;
                                             Outside Front Cover Page of
                                             Prospectus; Additional Information
 2. Inside Front and Outside Back Cover Pages of
   Prospectus.............................. Inside Front and Outside Back Cover
                                               Pages of Prospectus
3. Summary Information, Risk Factors and Ratio of
      Earnings to Fixed Charges............... The Company; Risk Factors
4. Use of Proceeds......................... Use of Proceeds
5. Determination of Offering Price....... Outside Front Cover Page of Prospectus
 6. Dilution................................ Not Applicable
 7. Selling Security Holders................ Selling Shareholders
 8. Plan of Distribution.................. Outside and Inside Front Cover Pages
                                            of Prospectus; Plan of Distribution
 9. Description of Securities to be RegistereOutside Front Cover Page of
                                               Prospectus
  10. Interests of Named Experts and Counsel.. Legal Matters; Experts
  11. Material Changes........................ Not Applicable
  12. Incorporation of Certain Information by
      Reference......................... Incorporation of Certain Information by
                                             Reference
  13. Disclosure of Commission's Position on
      Indemnification for Securities Act LiabilNoteApplicable

                                      PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Item 2.  Registrant Information and Employee Plan Annual Information.

      The document(s) containing the information specified in this Part I will be sent or given to participants in the Out-Takes, Inc. Amended and Restated 1992 Employee Stock Option Plan to which this Registration Statement relates, as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended, and are not filed as part of this Registration Statement.

PROSPECTUS

                                  OUT-TAKES, INC.

                           Common Stock, $.01 par value

      This Prospectus covers up to 1,586,786 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of Out-Takes, Inc., a Delaware corporation (the "Company"). Such Shares have been or may be acquired by certain officers and directors (the "Selling Shareholders"), who may be deemed to be affiliates of the Company, pursuant to the terms of the Out-Takes, Inc. Amended and Restated 1992 Employee Stock Option Plan (the "Stock Option Plan"). The Company will receive no part of the proceeds of sales by such persons. All expenses incurred in connection with this offering will be borne by the Company.

      The Company has been advised by the Selling Shareholders that they may sell all or a portion of the Shares offered hereby from time to time through the facilities of the OTC-Bulletin BoardSM (the "OTC"), or through the facilities of such exchange or automated quotation system where the Common Stock may be listed, at prices prevailing at the time of such sales. The Selling Shareholders may also make private sales at negotiated prices directly or through a broker or brokers. The Selling Shareholders and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in which event commissions received by any such broker may be deemed to be underwriting commissions under the Act.

      The Common Stock of the Company is traded on the OTC. On December 17, 1997, the average of the high and low bid prices of the Company's Common Stock was $0.078125 per share.

                               --------------------

            See "Risk Factors" for a discussion of certain factors that should be considered by prospective purchasers of the Shares.
                               --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ------------------------------

                 The date of this Prospectus is December 19, 1997.

                               AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains all electronically filed reports, proxy and information statements and other information regarding the Company.

      The Prospectus constitutes part of a Registration Statement on Form S-8/S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Act. This Prospectus omits certain of the information contained in the Registration
Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Shares offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document as filed. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents and any amendments thereto filed by the Company with the Commission under the Exchange Act are incorporated by reference in this
Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, (ii) the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997, (iii) the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997, (iv) the Company's Quarterly Report on Form 10-Q/A dated May 22, 1997 for the period ended September 30, 1996, (v) the Company's Proxy Statement dated June 16, 1997 with respect to its annual meeting of shareholders held on July 10, 1997, and (vi) the description of the Company's Common Stock as set forth in the Registration Statement filed by the Company on Form 8-A pursuant to Section 12 of the Exchange Act, and any amendments or reports thereto filed with the Commission for the purpose of updating such description.

      All documents and any amendments thereto subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom this Prospectus is delivered, on written or oral request of such person, a copy (without exhibits) of any and all information incorporated by reference in this Prospectus. Requests for such copies should be directed to Michael C. Roubicek, Out-Takes, Inc. (i) if by telephone to (310) 788-9440 and (ii) if by mail to 1419 Peerless Place, Suite 116, Los Angeles, California 90035.

                                    THE COMPANY

      The Company was incorporated in Delaware on March 18, 1992 to engage in the sale of photographic portraits of children, adults and family groups. The Company currently operates and derives substantially all of its revenues from two retail studios, called Out-Takes(R), the first of which opened on May 24, 1993 and is located in MCA/Universal's CityWalkSM project in Los Angeles, California (the "CityWalk Studio"). The second studio commenced operations on December 1, 1995, at the Entertainment Center in the Bazaar at the Irvine Spectrum located in Irvine, Orange County, California (the "Irvine Studio"). The Company has also developed a travelling studio (the "Travelling Studio") that has been used in a number of two-day promotions.

      The studios employ proprietary hardware and software developed by, or specifically for, the Company, which includes digital imaging technology and automated motion control equipment to position the studio camera and set subject lighting to the proper levels for each scene (collectively, the "Proprietary System"). Using the Proprietary System, the Company is able to place pictures it takes of its clients "into" still photographs prepared in advance from popular movie scenes and other backgrounds licensed by the Company. Most of the portraits taken in the CityWalk Studio and the Irvine Studio are presented to the customer as framed 8" x 10", 5" x 7" and wallet-sized photographs within about thirty minutes after the portrait session is completed. The remainder (primarily enlargements and greeting cards based on these photographic images) are produced and delivered to clients within several weeks using the Company's order fulfillment capabilities as well as processing arranged through independent service bureaus.

      As used herein the term the "Company" refers to Out-Takes, Inc. and its subsidiaries and affiliates unless otherwise noted. The Company's principal executive offices are located at 1419 Peerless Place, Suite 116, Los Angeles, California 90035.

                                   RISK FACTORS

      Prospective investors should consider carefully the following factors related to the business of the Company and this offering, together with the information and financial data set forth elsewhere in this Prospectus, before deciding to invest in the Shares.

1.    Operating Losses; No Assurance of Profitability.

      The Company is utilizing a newly-developed technology to compete in the portrait studio industry. Despite the continued operations of the CityWalk Studio and the Irvine Studio, the Company continues to operate at a net loss. The Company believes that this failure to achieve profitability is predominantly due to the poor performance of the Irvine Studio. Based on the length of time that the Irvine Studio has been open, the continuing poor performance and negative cash flow generated by the studio, despite the Company's substantial efforts to improve the studio's profitability, the Company has determined that the continued operation of the Irvine Studio is not in the best interests of the Company. Accordingly, the Company has decided to close the Irvine Studio on or about December 28, 1997. There is, however, no assurance that these efforts to improve the profitability of the Company will be successful.

      The Company hopes to locate additional opportunities and venues and to continue to reduce operating expenses and minimize overhead costs in order to improve cash flows, reduce liabilities and enable additional studios to be opened in the future. Net losses are expected to continue, however, until the Company opens additional studios or revenues from the CityWalk Studio increase substantially.



2.    Availability of Additional Capital.

      The Company's operations do not currently generate sufficient funds to meet the Company's working capital requirements. The Company historically has depended on the sale of securities and borrowings from Photo Corporation Group Pty. Limited ("PCG") to fund its working capital requirements. To the extent that the Company requires additional funds to meet such requirements, it may seek to raise such funds through the sale of securities or through new borrowings from PCG. No assurance can be given, however, that the Company will be able to obtain additional funds from PCG or from any other source. Should the Company be unable to obtain additional capital when needed, the Company may not have sufficient financial resources to continue operating as a going concern.

3.    Competition.

      Competition in the traditional portrait photography industry and the merchandise licensing business is intense. The Company enjoys limited protection from competition at its CityWalk Studio because of a restriction in that studio's lease that provides that during the initial lease term (which runs through May 31, 1998) the landlord will not lease to third parties nor operate for its own account a retail store engaged in selling computer-generated photographs similar to those produced and sold by the Company.

      The Company has identified three potential kinds of competition: (1) traditional photographers, who are likely to compete for retail customers as well as future locations; (2) photographers who employ digital technologies, who are likely to compete for retail customers, future locations and merchandising licensing agreements; and (3) new technologies, which may render the Proprietary System obsolete or require the Company to incur a substantial expense in order to remain competitive in terms of product quality, selection, pricing and customer service.

      The Company believes that its portrait photography products are competitive in terms of product quality, service quality and the selection and attractiveness of its licensed products. Many of the firms with which the Company competes, or can reasonably be anticipated to compete in the future, however, have far greater financial resources, experience and industry relationships than the Company. In addition, such organizations have proven operating histories, which may afford these firms significant advantages in negotiating and obtaining future merchandise licenses and retail leases, arranging financing, attracting skilled personnel and developing technology and products. Many of these firms offer their products at substantially lower prices than the Company sells its products.

4.    Dependence on License Agreements.

      The Company has merchandise licensing agreements (the "License Agreements") with Paramount Pictures Corporation ("Paramount"); MCA/Universal Merchandising, Inc. ("Universal"); Warner Bros. Consumer Products formerly Turner Home Entertainment, Inc. ("Warner") with respect to several properties from the Hanna-Barbera and MGM libraries; Twentieth Century Fox Licensing &
Merchandising  ("Fox");  Jay  P.  Morgan  Photography  ("Morgan");   Tony  Stone
Worldwide Stock Agency ("TSW"), Queen Bee Productions ("Queen Bee"), Simon Kornblit ("Kornblit"), Curtis Archives ("Curtis A"), Curtis Management ("Curtis M"), King Features ("King"), MTV Networks ("MTV"), Saban Merchandising Inc. ("Saban"), Innerspace Visions ("Visions") and others, individually and collectively referred to as the "License Agreements" (Paramount, Universal, Warner, Fox, Morgan, TSW, Queen Bee, Kornblit, Curtis A, Curtis M, King, MTV, Saban and Visions are individually and collectively referred to herein as "Licensors").


      The License Agreements generally grant the Company the right to manufacture, sell and distribute in a defined geographic area, computer generated photographs incorporating a customer's image into a still photograph ("Licensed Products") with the characters, designs and/or visual representations ("Licensed Articles") as they appear in television productions and motion pictures. The Licensed Products may be sold separately or affixed to items approved by the Licensor, including photographic enlargements, greeting cards, posters, books, t-shirts, mugs, buttons and other novelty items, in consideration of payment to the Licensor of a specified royalty based on a percentage of gross retail sales revenue from each of the Licensed Products. Most of the License Agreements require a non-refundable advance payment against future royalties and stipulate a guaranteed minimum level of royalties that must be paid during each year of their term. The License Agreements also provide that the Licensor retains approval rights over the use of the Licensed Articles.

      No single License Agreement represents greater than 25% of the Company's aggregate sales revenues. The Company is materially dependent upon the License Agreements with Paramount, Universal, Warner, Fox and Morgan, and the appeal of Licensed Articles from these Licensors in the retail marketplace. Three of these License Agreements each represents approximately 10% of the Company's revenues. Although the Company has not commenced to market all Licensed Articles on a timely basis, the Company has not received any notice that any Licensor intends, by virtue of this matter, to exercise any of the remedies provided for in its respective License Agreements. The Company is current with respect to all payments and required reports to all Licensors and believes that its relationship with all Licensors is satisfactory.

5.    Environmental Regulations.

      In order to comply with federal, state and local environmental regulations, the Company has permanent filtration systems at the CityWalk and Irvine Studios that lessen the discharge of certain chemicals that may be harmful to the environment by reducing the concentration of these chemicals to safe levels before they are disposed. The Company also contracts with a hazardous waste disposal company with respect to the residue (primarily trace silver) that the filtration unit produces. The Company believes that this equipment and these procedures are sufficient to address any environmental problems associated with its business and has not received any indication that it is not complying with all applicable regulations. If, however, such measures prove to be ineffective in preventing environmental contamination, the Company could incur substantial expenses in developing new hazardous waste disposal procedures and remediating any resulting contamination.

6. Limited Protection of Intellectual Property and Proprietary Rights; Risk of Litigation

      The Company pursues a policy of obtaining patents for appropriate inventions related to products marketed or manufactured by the Company. The Company has filed a document (the "Disclosure Document") with the U.S. Patent and Trademark Office concerning aspects of its technology that may be patentable. The Company has also filed an application with the U.S. Patent and Trademark Office seeking patent protection for certain aspects of the Company's technology described in the Disclosure Document and has supplemented that document with a "Continuation in Part" filing, which is currently pending.

      There can be no assurance that patents, domestic or foreign, will be obtained with respect to the Company's technology, or that, if issued, they will provide substantial protection or be of commercial benefit to the Company. In addition, the patent laws of foreign countries may differ from those of the United States as to the patentability of the Company's technology and, accordingly, the degree of protection afforded by foreign patents may be more or less than in the United States.

      In the United States, although a patent has a statutory presumption of validity, the issuance of a patent is not conclusive as to such validity or as to the enforceable scope of its claims therein. The validity and enforceability of a patent can be attacked by litigation after its issuance by the U.S. Patent and Trademark Office. If the outcome of such litigation is adverse to the owner of the patent in that the patent is held to be invalid, other parties may then use the invention covered by the patent. Accordingly, there can be no assurance that patents with respect to the

Company's technology, if issued, will afford protection against competitors with similar products, nor can there be any assurance that the patents will not be infringed upon or designed around by others.

      The Company has registered the marks Out-Takes(R), So You Want to be in Pictures(R), Photomation(R) and Create the Moment(R) with the U.S. Patent and Trademark Office and has registered the Out-Takes(R) service mark in Japan, in both Japanese and English.

7.    No Dividends.

      The Company has not paid any dividends on its Common Stock and has not adopted any policy with respect to the payment of dividends in the future. It is anticipated that all or most of the earnings from the Company's operations will be used to finance its growth for the immediate future.

8.    Domicile of Officers and Directors

      All of the executive officers and directors of the Company reside outside of the United States and most or all of their assets are located outside of the United States. Accordingly, such persons may not be subject to the in personam jurisdiction of courts in the United States. It is not clear if the courts of Australia would enforce against such persons a judgment obtained in a United States court predicated upon the liability provisions of the Federal securities laws of the United States, nor is it clear whether the courts of Australia would entertain original actions predicated upon such provisions of the Federal securities laws of the United States.


                                  USE OF PROCEEDS

      If any of the Shares are resold by the Selling Shareholders, the Company would receive no proceeds from any such sale. The Shares would be offered for the respective accounts of the Selling Shareholders.

                               SELLING SHAREHOLDERS

      The following table sets forth certain information as of the date of this prospectus with respect to the Selling Shareholders. The address of each Selling Stockholder is 1419 Peerless Place, Suite 116, Los Angeles, California 90035.

                       Number of
Name of                Shares                         Shares to be Beneficially
Beneficial             Beneficially      Shares to        Owned After Sale (1)
                                                     --------------------------
Owner                  Owned (1)(2)      be Sold       NumberPercent(3)
-----                  -----------       -------       ----------------
Michael C. Roubicek


(1) Unless otherwise indicated, each individual has sole voting and investment power with respect to all Shares owned by such individual.


(2) Shares shown in this column include shares of Common Stock currently owned, Shares issuable pursuant to presently exercisable options and Shares issuable pursuant to options which are exercisable within 60 days of the date of this Prospectus.

(3) Based upon 20,495,726 shares of Common Stock outstanding as of November 10, 1997, plus shares of Common Stock issuable pursuant to options held by the particular Selling Stockholder. Percentages shown after sale are based upon all Shares registered hereunder being sold. Asterisks denote ownership of less than one percent.

                               PLAN OF DISTRIBUTION

      The Company has been advised by the Selling Shareholders that they intend to sell all or a portion of the shares offered hereby from time to time through the facilities of the OTC, or through the facilities of such exchange or automated quotation system where the Common Stock may be listed, and that sales will be made at prices prevailing at the times of such sales. The Selling Shareholders may also make private sales directly or through a broker or brokers. The Selling Shareholders will be responsible for payment of any and all commissions to brokers, which will be negotiated on an individual basis. In connection with any sales, the Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Act.

      The Company has informed the Selling Shareholders that the anti-manipulative rules set forth in Regulation M of the Exchange Act may apply to their sales in the market and has furnished each Selling Stockholder with a copy of said Regulation.

      There is no assurance that any of the Selling Shareholders will sell any or all of the shares of Common Stock offered by them.

      The Company will pay all expenses incident to the offering and sale of the Common Stock to the public other than brokerage commissions which will be paid by the Selling Shareholders.

                                   LEGAL MATTERS

      Graham & James LLP, special counsel to the Company for this offering, has rendered an opinion to the Company that the Common Stock offered hereby will be duly and validly issued, fully paid and nonassessable.

                                      EXPERTS

      The consolidated financial statements as of March 31, 1996 and 1997 and for each of the years in the three-year period ended March 31, 1997 are incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended March 31, 1997, in reliance upon the report of Moore Stephens, P.C., independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

    No dealer, salesman or any other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this Prospectus (including any Prospectus supplement) in connection with the offer made hereby. If given or made, such information or representations must not be relied upon as having been authorized by the company, by any underwriter or by the Selling Shareholders. This Prospectus (including any Prospectus supplement) does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.



                                         ----------



                                      TABLE OF CONTENTS
                                                                            Page
Available Information..........................................................2
Incorporation of Certain
  Information by Reference.....................................................2
The Company...................................................................3
Risk Factors...................................................................3
Use of Proceeds................................................................6
Selling Shareholders...........................................................6
Plan of Distribution...........................................................7
Legal Matters..................................................................7
Experts........................................................................7



                                         ----------



    Out-Takes, Inc. has filed with the Securities and Exchange
Commission, Washington, D.C., a Registration Statement under the
Securities Act of 1933 with respect to the Shares offered hereby.

    This Prospectus omits certain information contained in the Registration Statement. The information omitted may be obtained from the Securities and Exchange Commission upon payment of the regular charge therefor.







                                       OUT-TAKES, INC.







                                      1,586,786 Shares
                                      of Common Stock,
                                       $.01 par value

                                           PART II

                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents, and any amendments thereto, filed by Out-Takes, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of filing such documents.

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997;

      (b) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997;

      (c) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997;

      (d) The Company's Quarterly Report on Form 10-Q/A dated May 22, 1997 for the period ended September 30, 1996;

      (e) The Company's Proxy Statement dated June 16, 1997 with respect to its annual meeting of shareholders held on July 10, 1997;

      (f) The description of the Company's Common Stock as set forth in the Registration Statement filed by the Company on Form 8-A pursuant to
            Section 12(g) of the Exchange Act, and any amendments or reports thereto filed with the Commission for the purpose of updating such description; and

      (g) All documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to the Shareholders which is not deemed to be filed under said provisions.

Item 4.  Description of Securities.

      Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not Applicable.



Item 6.  Indemnification of Officers and Directors.

      The Company's Certificate of Incorporation, as amended, provides that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section. Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify any person who was or is or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal or administrative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation. Such person must have acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. With respect to any criminal proceedings, such person must have had no reasonable cause to believe his conduct was unlawful. Any such indemnification may only be made upon a determination by the corporation that such indemnification is proper because the person met the applicable standard of conduct. Section 145 further provides that the indemnification authorized thereby shall not be deemed exclusive of any additional rights to indemnification that any such person may be entitled to under any bylaw, vote of stockholders or disinterested directors, or otherwise.
Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

      The Company's Bylaws provide that the Company shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

Item 7.  Exemption from Registration Claimed.

      Not Applicable.

Item 8.  Exhibits.

       4.1  Out-Takes, Inc. Amended and Restated 1992 Employee Stock Option Plan
       5.1  Opinion of Graham & James LLP
      23.1  Consent of Moore Stephens, P.C.
      23.2 Consent of Graham & James LLP (included in Exhibit 5.1) 24.1 Power of Attorney (see Part II, page 5)
xxxxx
Item 9.  Undertakings.

      The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered,the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 15th day of September, 1997.


                                                OUT-TAKES, INC.



                                          By:   /s/ Peter C. Watt
                                         Peter C. Watt, Chief Executive Officer
                                      POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael C. Roubicek as his attorney-in-fact, with the power of substitution for him in any and all capacities, to sign any amendments to this registration statement, including post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                          Date


/s/ Peter C. Watt             Chairman of the Board,         September 15, 1997
---------------------------
Peter C. Watt                    President, Chief Executive
                                 Officer, Principal Financial
                                 Officer and Secretary (Principal
                                 Executive Officer and Principal
                                 Accounting Officer)


/s/ Michael C. Roubicek       Vice President and Director    September 15, 1997
---------------------------
Michael C. Roubicek

                                        EXHIBIT INDEX



                Sequential
Number          Exhibit                                         Page No.

 4.1            Out-Takes, Inc. Amended and Restated
                1992 Employee Stock Option Plan                 ___
 5.1            Opinion of Graham & James LLP
                regarding legality                              ___
23.1            Consent of Moore Stephens, P.C.                 ___
23.2            Consent of Graham & James LLP
                (included in Exhibit 5.1)
24.1            Power of Attorney
                (see Part II, page 5)

                                OUT-TAKES, INC.

                             AMENDED AND RESTATED

                        1992 EMPLOYEE STOCK OPTION PLAN



1.   Purpose.

     Effective February 28, 1997, the 1992 Employee Stock Option Plan ("Plan") is amended and restated in its entirety to reflect the revised rules under
Section 16(b) of the Securities Exchange Act of 1934, as amended. The purpose of this Plan is to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward employees, officers and directors of, and consultants or advisors to, the Company and its subsidiaries, by providing for incentives to such persons that will encourage them to contribute to the Company's future growth and success, and by strengthening the mutuality of interests between such persons and the Company's stockholders by enabling such persons to acquire a proprietary interest in the Company.

2.   Definitions.

     (a)   "Affiliate"   shall  mean  any  parent   corporation   or  subsidiary
corporation, within the meaning of Section 424(e) and (f), respectively, of the Company.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "Committee" shall mean a Committee appointed by the Board in accordance with Section 3 of the Plan.

     (e) "Common Stock" shall mean the $.01 par value Common Stock of the Company.

     (f) "Company" shall mean Out-Takes, Inc., a Delaware corporation.

     (g) "Disability" shall mean the condition of an Employee who is unable to substantially perform the duties of such office.

     (h) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     (i) "Exercise Price" shall mean the purchase price per share of Common Stock upon exercise of an Option, which shall be determined in accordance with
Section 7.

     (j) "Fair Market Value" of a Share of Common Stock as of a specified date shall mean the closing price of a Share on the composite reporting tape for exchange-listed securities on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such Shares are traded if no Shares were traded on such immediately preceding day, or if the Shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the Shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of Shares, any distributions with respect thereto which would be repurchased with the Shares) shall be determined in good faith by the Board of Directors (or the Committee, if applicable). In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse. In no case shall Fair Market Value be less than the par value of a Share of Common Stock.

     (k) "Option" shall mean an incentive stock option or a non-statutory stock option granted pursuant to the Plan.

     (l) "Optionee" shall mean a person to whom an Option has been granted.

     (m) "Plan" shall mean this Out-Takes, Inc. Amended and Restated 1992 Employee Stock Option Plan.

     (n) "Purchase Price" shall mean the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

     (o) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (p) "Share" shall mean one share of Common Stock.

3. Type of Options and Administration.

     (a) Types of Options. Grants of Options pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or the Committee, if applicable) and Options so granted may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of
Section 422 of the Code. Except as provided in Sections 16 and 22, Options shall be granted under the Plan for no consideration other than past and future services of the Optionee.

     (b) Administration. The Plan shall be administered by the Board of Directors or in its discretion by a committee ("Committee"), comprised of not less than two non-employee directors appointed by the Board of Directors. Only non-employee directors (as defined under Rule 16b-3 promulgated under the Securities Exchange Act) shall be eligible to serve on the Committee. The Board of Directors may, from time to time, at its sole discretion, remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such time and place as it determines advisable. A majority of the Committee shall constitute the quorum; and the acts of a majority of the members present at any meeting, or acts reduced to and approved in writing by a majority of the Committee, shall be valid acts of the Committee. With the exception of option grants to members of the Committee which shall be made and administered exclusively by the Board of Directors pursuant to the express terms and conditions of the Plan, the Board of Directors (or the Committee, if applicable) shall have the sole power to grant options pursuant to the Plan, including the determination of the persons to whom options shall be granted, the times when they shall receive them, the option price of each option, and the number of shares to be subject to each option. All such actions by the Board of Directors (or the Committee, if applicable), with respect to officers and directors of the Company and its Affiliates, shall be evidenced by written documentation properly executed on its behalf.

     (c) Indemnification of Board of Directors (or Committee, if applicable). In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Board of Directors (or the Committee, if applicable) shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as of which it shall be adjudged in such action, suit or proceeding that such Board of Director (or Committee, if applicable) member is liable for negligence or misconduct in the performance of his duties; provided that within sixty days after institution of any such action, suit or proceeding a Board of Director (or Committee, if applicable) member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

4.   Eligibility.

     (a) General. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company and/or an Affiliate; provided, that Incentive Stock Options may only be granted to individuals who are employees of the Company and/or an Affiliate (within the meaning of Section 3401(c) of the Code). A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors (or the Committee, if applicable) shall so determine.

5.   Stock Subject to Plan.

     The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 16 below, the maximum number of Shares which may be issued and sold under the Plan is 562,000 Shares plus 5% of the number of Shares issued (other than any issuance under the Plan or any other executive compensation plan of the Company), except any Shares added under this clause as a result of further issuances by the Company shall not be available for grants of Incentive Stock Options under the Plan. The number of Shares subject to Options outstanding under the Plan at any time may not exceed the number of Shares remaining available for issuance under the Plan. If an Option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased Shares subject to such Option shall again be available for subsequent Option grants under the Plan.

6.   Forms of Option Agreements.

     As a condition to the grant of an Option under the Plan, each recipient of an Option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors (or the Committee, if applicable). Such option agreements may differ among recipients.

7.   Purchase Price.

     (a) General. The Exercise Price shall be determined by the Board of Directors (or the Committee, if applicable) at the time of grant of such Option; provided, however, that in the case of an Incentive Stock Option, the Exercise Price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such Option, or less than 110% of such Fair Market Value in the case of Incentive Stock Options described in Section 12(b) unless otherwise determined by the Board of Directors (or the Committee, if applicable), and in the case of non-statutory options, the Exercise Price shall not be less than 85% of the Fair Market Value.

     (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the Exercise Price by delivery of cash or a check to the order of the Company in an amount equal to the Purchase Price, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of Shares of Common Stock of the Company having a Fair Market Value on the date of exercise equal in amount to the Exercise Price of the Options being exercised,
(ii) by any other means (including, without limitation, by delivery of a promissory note of the Optionee payable on such terms as are specified by the Board of Directors (or the Committee if applicable)) which the Board of Directors (or the Committee, if applicable) determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3, Regulations G and T promulgated by the Federal Reserve Board) and the Delaware General Corporation Law or (iii) by any combination of such methods of payment. Notwithstanding the foregoing, the right to pay the option price by delivery of a promissory note shall not be available to any Optionee who is a person described in Section 16(a) of the Securities Exchange Act.

8.   Option Period.

     Subject to earlier termination as provided in the Plan, each Option and all rights thereunder shall expire on such date as determined by the Board of Directors (or the Committee, if applicable) and set forth in the applicable option agreement, provided, that such date shall not be later than (10) ten years after the date on which the Option is granted.

9.   Exercise of Options.

     Each Option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be determined by the Board of Directors (or the Committee, if applicable) set forth in the option agreement evidencing such Option, subject to the provisions of the Plan. If an Option is not at the time of grant immediately exercisable, the Board of Directors (or the Committee, if applicable) may (i) in the agreement evidencing such Option, provide for the acceleration of the exercise date or dates of the subject Option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an Option, accelerate the exercise date or dates of such Option.

10.  Nontransferability of Options.

     No Option or other derivative security granted under this Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution or to a beneficiary designated in accordance with procedures established by the Board of Directors (or the Committee, if applicable). An Option may be exercised during the lifetime of the Optionee only by the Optionee.

11. Effect of Termination of Employment or Other Relationship.

     Except as otherwise determined by the Board of Directors (or the Committee, if applicable) at or after grant, with respect to any Option or as otherwise provided in Section 12(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, an Optionee may exercise, to the extent vested at the time of termination, an Option at any time within three (3) months following the termination of the Optionee's employment or other relationship with the Company (or the Affiliate, if applicable) or within one (1) year if such termination was due to the death or disability of the Optionee, but, except in the case of the Optionee's death, in no event later than the expiration date of the Option. If the termination of the Optionee's employment is for cause or is otherwise attributable to a breach by the Optionee of an employment or confidentiality or non- disclosure agreement, the Option shall expire immediately upon such termination. The Board of Directors (or the Committee, if applicable) shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an Optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the Optionee.

12.  Incentive Stock Options.

     Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

     (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual.

          i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

          ii) the Option exercise period shall not exceed five years from the date of grant.

     (c) Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company or any Affiliate) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than

$100,000. Options which fail to qualify as Incentive Stock Options under this limitation shall be deemed non-statutory options granted under the Plan.

     (d) Termination of Employment, Death or Disability. Unless otherwise determined by the Board of Directors (or the Committee, if applicable), no Incentive Stock Option may be exercised unless, at the time of such exercise, the Optionee is, and has been continuously since the date of grant of his or her Option, employed by the Company (or the Affiliate, if applicable), except that:

          i) an Incentive Stock Option may be exercised, to the extent vested at the time of cessation of employment, within the period of three months after the date of Optionee ceases to be an employee of the Company or the Affiliate (or within such lesser period as may be specified in the applicable option agreement);

          ii) if the Optionee dies while in the employ of the Company (or the Affiliate, if applicable), or within three months after the Optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

          iii) if the Optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company (or the Affiliate, if applicable), the Incentive Stock Option may be exercised within the period of one year after the date the Optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date and if the agreement with respect to such Option designates a longer exercise period than permitted in Section 12(d)(i)-(iii), and if such Option is in fact exercised after such post-termination period, the Option shall be treated as the exercise of a non-statutory option under the Plan.

13.  Additional Provisions.

     (a) Additional Option Provisions. The Board of Directors (or the Committee, if applicable) may, in its sole discretion, include additional provisions in option agreements covering Options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors (or the Committee, if applicable); provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not be applicable to any Incentive Stock Option granted under the Plan if and to the extent that they would cause such Option to fail to qualify as an Incentive Stock Option with the meaning of Section 422 of the Code.

     (b) Acceleration, Extension, Etc. The Board of Directors (or the Committee, if applicable) may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, Option or Options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause any Incentive Stock Option to fail to comply with Section 422 of the Code and, in any event, no extension shall authorize the exercise of any Option more than ten years after the date of grant.

14.  General Restrictions.

     (a) Investment Representations. The Company may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     (b) Compliance With Securities Law. The Company shall not be obligated to issue Shares or accept surrender of Shares in payment of the Exercise Price. If, at any time, counsel to the company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of Shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors (or the Committee, if applicable). Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

15. Rights as a Shareholder.

     The holder of an Option shall have no rights as a shareholder with respect to any Shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such Shares) until the Option has been validly exercised. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such valid exercise.

16. Adjustment Provisions for Recapitalizations, Reorganizations and Related Transactions.

     (a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction (i) the outstanding shares of Common Stock are increased,decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional Shares or new or different shares or other non-cash assets are distributed with respect to such Shares or other securities, an appropriate and proportionate adjustment shall be made in (w) the maximum number and kind of Shares reserved for issuance under the Plan (x) the number and kind of Shares or other securities automatically granted under Section 6, (y) the number and kind of Shares or other securities subject to any then outstanding Options under the Plan, and (z) the price for each Share subject to any then outstanding Options under the Plan. Notwithstanding the foregoing , no adjustment shall be made pursuant to this
Section 16 if such  adjustment  (i) would  cause the Plan to fail to comply with
Section 422 of the Code or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

     (b) Reorganization, Merger and Related Transactions. If the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, any then outstanding Option granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Options would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Purchase Price as to which such Options may be exercised so that the aggregate Purchase Price as to which such Options may be exercised shall be the same as the aggregate Purchase Price as to which such Options may be exercised for the Shares remaining subject to the Options immediately prior to such reorganization, merger, or consolidation.

     (c) Authority to Make Adjustments. Any adjustments under this Section 16 will be made by the Board of Directors (or the Committee, if applicable) in order to prevent dilution or enlargement of the rights of Optionees, and such determinations as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional Shares will be issued under the Plan on account of any such adjustments or otherwise.

17. Merger, Consolidation, Asset Sale, Liquidation, etc.

      (a) General. In the event of a consolidation or merger in which the Company is not the surviving corporation, or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively, a "Corporate Transaction"), the Board of Directors of the Company (or the Committee, if applicable), or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Options: (i) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall meet the requirements of
Section 424(a) of the Code, (ii) upon written notice to the Optionees, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the Optionee within a specified period following the date of such notice, (iii) in the event of a Corporate Transaction under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Corporation Transaction (the "Transaction Price"), make or provide for a cash payment to the Optionees equal to the difference between (A) the Transaction Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options, and (iv) provide that all or any outstanding Options shall become exercisable in full immediately prior to such event.

     (b) Substitute Options. The Company may grant Options under the Plan in substitution for Options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as a result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board of Directors (or the Committee, if applicable) considers appropriate in the circumstances.

18.  No Special Employment Rights.

     Nothing contained in the Plan or in any Option shall confer upon any Optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the

Company at any time to terminate such employment or to increase or decrease the compensation of the Optionee.

19.  Other Employee Rights.

     Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an Option or the sale of Shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors (or the Committee, if applicable).

20. Amendment of the Plan.

     (a) The Board (and not the Committee) may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required by any law, regulation or contractual provision binding the Company, such modification or amendment must be approved by the stockholders of the Company not later than one year after adoption thereof by the Board of Directors.

     (b) The termination or any modification or amendment of the Plan shall not, without the consent of an Optionee, materially and adversely affect his or her rights under an Option previously granted to him or her. The Board may amend outstanding option agreements in a manner not inconsistent with the Plan.

21.  Withholding.

     (a) The Company shall have the right to deduct from payments of any kind otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of Options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or (ii) by delivering to the Company shares of Common Stock already owned by the Optionee. The Shares so delivered or withheld shall be valued at their then-current Fair Market Value as of the date that the amount of tax to be withheld is to be determined. An Optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the Optionee (i) to notify the Company if any or all of such Shares are disposed of by the Optionee within two years from the date the Option was granted or within one year form the date the Shares were transferred to the Optionee pursuant to the exercise of the Option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the Optionee is in the employ of the Company at the time of such disposition.

22. Cancellation and New Grant of Options, etc.

     The Board of Directors (or the Committee, if applicable) shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, (i) the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same of different numbers of shares of Common Stock and having an Exercise Price which is higher or lower than the then-current Exercise Price of such outstanding Options or (ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an Exercise Price which is higher or lower than the then-current Exercise Price of such outstanding Options.

23. Effective Date and Duration of the Plan.

     (a) Effective Date. The effective date of the Plan, as initially adopted, is July 27, 1993. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 20) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular Optionee) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such Option to a particular Optionee. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the date on which all Shares available for issuance under the Plan shall have been issued under the Plan, and the Company has not further obligations under the Plan. The foregoing notwithstanding, the term during which Incentive Stock Options may be granted under this Plan shall expire on July 26, 2003.

24.  Rule 16b-3 Compliance.

     (a) Notice of Sale of Shares. Directors and officers who fall within the definition of "officer" under Rule 16a-1(f) promulgated under the Securities Exchange Act shall deliver to the Corporate Secretary of the Company an executed notice of his/her intention to sell Shares of Common Stock of the Company acquired upon exercise, in whole or in part, of an option granted hereunder. Such notice, in which there is specified the number of shares which are to be sold and the date such shares were acquired, shall be provided at least one full business day in advance of the proposed date of sale.

     (b) Reformation To Comply with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) under the Securities Exchange Act in connection with any grant of Options or related rights to a cash payment to, or other transaction by, an Optionee who is a Reporting Person (except for transactions exempted under alternative Securities Exchange Act Rules or acknowledged in writing to be non-exempt by such Optionee). Accordingly, if any provision of this Plan or any agreement relating to an Option does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) to the extent required so that such Optionee shall avoid liability under Section 16(b).

25.  Provision for Foreign Participants.

     The Board of Directors (or the Committee, if applicable) may, without amending the Plan, modify awards or Options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

26.  Governing Law.

     The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws and applicable federal law.

The Board of Directors
Out-Takes, Inc.
October 30, 1997
Page 13






October 30, 1997














The Board of Directors
Out-Takes, Inc.
1419 Peerless Place, Suite 116
Los Angeles, California 90035

Re:   Form S-8/S-3 Registration Statement
      Our File Reference:  33816.00001

Gentlemen:

      We have acted as special securities counsel to Out-Takes, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-8/S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, relating to (i) stock options (the "Options") to purchase up to 1,586,786 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), granted or to be granted pursuant to the Company's Amended and Restated 1992 Employee Stock Option Plan (the "Plan"), and (ii) a maximum of 1,586,786 shares (the "Shares") of Common Stock issuable upon exercise of the Options.

      In connection with the opinions expressed herein, we have examined the following documents: (i) the Certificate of Incorporation of the Company, as amended, (ii) the By-Laws of the Company, as amended, (iii) an Officer's Certificate, dated as of November 3, 1997, executed by Michael C. Roubicek, Vice President of the Company, (iv) a Good Standing Certificate of the Company, dated October 6, 1997, (v) the Plan, and (vi) the Registration Statement (including exhibits thereto). We have also made such inquiries, and have examined originals, certified copies or copies otherwise identified to our satisfaction of such other documents, corporate records and other instruments, as we have deemed necessary or appropriate for the purposes of this opinion letter.

The Board of Directors
Out-Takes, Inc.
October 30, 1997
Page 2

      In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such documents. For the purpose of rendering the opinions expressed herein, we have further assumed the truth, accuracy and completeness of all the representations and other factual statements contained in such documents, records and other instruments, and that there have been no changes in the matters represented therein from the respective dates thereof through the date hereof. We have not undertaken any independent investigation to determine the truth, accuracy or completeness of any of such factual statements, although nothing has come to our attention that leads us to believe that any such factual statement is incorrect. Finally, for purposes of rendering the opinions expressed herein, we have expressly assumed that the Registration Statement as filed by the Company with the SEC will be identical to the draft of the Registration Statement reviewed by us in connection with the preparation of this opinion letter.

      Based upon our examination of the foregoing documents, records and other instruments, and expressly subject to the assumptions set forth above, it is our opinion that:

      1. The Company has been duly incorporated and is a corporation in good standing under the laws of the State of Delaware; and

      2. The issuance of the Options and the Shares has been duly and validly authorized by the Company, and when issued and paid for in the manner contemplated by the Plan and the Registration Statement, the Options will be validly issued and the Shares will be validly issued, fully paid and non-assessable.

      We are members of the Bar of the State of California. Our opinions are limited to matters involving the federal laws of the United States, the laws of the State of California, and the corporate laws of the State of Delaware, and we do not express any opinion as to the laws of

The Board of Directors
Out-Takes, Inc.
October 30, 1997
Page 3

any other jurisdiction. The information set forth in this letter is as of the date of this letter and we disclaim any undertaking to advise you of changes which may thereafter be brought or come to our attention. This opinion is rendered solely for your benefit in connection with the filing of the Registration Statement with the SEC, and may not be relied upon by any other person or entity or for any other purpose without our prior written consent in each instance.

      We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to Graham & James LLP under the caption "Legal Matters" in the Prospectus contained within the Registration Statement.


Very truly yours,

/s/ Graham & James LLP

GRAHAM & JAMES LLP

                      CONSENT OF INDEPENDENT AUDITOR




The Board of Directors and Stockholders of
  Out-Takes, Inc.:


       We consent to incorporation by reference in the registration statement on Form S-8/S-3 of Out-Takes, Inc. of our report dated May 15, 1997 relating to the balance sheets of Out-Takes, Inc. as of March 31, 1997 and 1996 and the related statements of operations, stockholders' equity, and cash flows for the three years in the period ended March 31, 1997 which report appears in the March 31, 1997 annual report on Form 10-K of Out-Takes, Inc.



                                           /s/ Moore Stephens, P.C.


                                           Moore Stephens, P.C.
                                           Certified Public Accountants



Cranford, New Jersey
September 15, 1997